UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 27, 2009
(Date of earliest event reported)

Card Activation Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25474	20-5769015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 140
7303 E. Earll Dr.
Scottsdale, AZ 85253
(Address of principal executive offices, including zip code)

(877) 763-3729
(Registrant's telephone number, including area code)

53 West Jackson Blvd., Suite 1618
Chicago, Illinois 60604-3749
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant

On April 27, 2009, holders of more than a majority of the outstanding shares of common stock of Card Activation Technologies, Inc. (the “Company”), acting by written consent, effected the removal of Michael De La Garza from the Company’s Board of Directors.  Following Mr. De La Garza’s removal as a director by stockholders, Mr. Robert Kite, the Company’s sole director, acted to remove Mr. De La Garza from his position as President and Chief Executive Officer.

The stockholders who acted to remove Mr. De La Garza were: MedCom USA, Incorporated, Robert Kite, Philip Wyatt, and William Williams.  The Company believes that, as a result of their actions to remove Mr. De La Garza, these stockholders could be deemed to be a group that is in control of the Company.

MedCom USA, Incorporated owns 52,400,000 shares, or 29.85% of the Company’s outstanding common stock. Mr. Kite and Mr. Williams together constitute the board of directors of MedCom USA, and thus may be deemed to share beneficial ownership of the shares that are beneficially owned directly by MedCom USA.   In addition, Mr. Williams beneficially owns 30,464,746 shares, or 17.35%, of the Company’s outstanding common stock, and Mr. Williams has given Mr. Kite an irrevocable proxy to vote such shares.  The proxy Mr. Williams has given is coupled with an interest, an option for Mr. Kite to purchase the shares covered by the proxy.  Mr. Wyatt beneficially owns 8,110,000 shares, or 4.6%, of the Company’s outstanding common stock.  Together, the stockholders who acted to remove Mr. De La Garza beneficially own an aggregate of 90,974,746 shares, or 51.8%, of the Company’s outstanding common stock.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided pursuant to Item 5.01 is incorporated herein by reference.

Mr. De La Garza is adverse to MedCom USA, Incorporated (“MedCom”), the Company’s largest stockholder, in litigation pending in Arizona state court in which MedCom has received equitable relief requiring, among other things, Mr. De La Garza to cease holding himself out to be an officer or director of MedCom. Mr. De La Garza has caused the Company to become adverse to MedCom in an involuntary bankruptcy proceeding pending against MedCom without approval of the board of directors of the Company.  The Company believes that its stockholders acted to remove Mr. De La Garza primarily because they believed Mr. De La Garza was not acting in the best interests of the Company and all of its stockholders, but was instead using his positions to pursue his own personal interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Card Activation Technologies, Inc.

By:	/s/ Robert Kite
Robert Kite
Chairman of the Board

Date:  May 1, 2009